Exhibit 10.19
                             ROAMING MESSENGER (R)
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October 16, 2006

Kin Ng
Cerritos, CA 90703

Re:  Letter Agreement

Dear Mr. Ng,

         This document serves as a letter agreement (the "Agreement") for the engagement of you, KIN NG ("Director"), by Roaming Messenger Inc. (the "Company") as director on the Company's Board of Directors.

Section 1.        SERVICES TO BE RENDERED

         (a) The Company understands that you, Director, will participate on the Company's Board of Directors in accordance with the Company's charter.

         (b) Director agrees to devote such reasonable and sufficient time to the performance of its Director services under this engagement as Director determines in good faith to be reasonably necessary to perform such services.

Section 2.        COMPENSATION AND TERM

         (a) The term of the Engagement is from OCTOBER 16, 2006 to OCTOBER 15, 2007.

         (b) Director shall receive from Company a stock option grant to purchase 1,000,000 shares of the Company's common stock under the Company's 2003 Stock Option Plan, at an exercise price of $0.01, per share, the fair market value of the Company's stock on the date of the grant. These options shall vest monthly over a 12 month period, or 83,333 shares per month.

Section 3.        REIMBURSEMENT OF EXPENSES

         The Company shall reimburse Director for authorized expenses incurred by Director in the performance of his duties, provided that such expenses are reasonable in amount, incurred for the benefit of the Company, and are supported by itemized accountings and expense receipts submitted to the Company prior to any reimbursement.

Section 4.        CONFIDENTIALITY

         Director shall hold in confidence and not utilize, other than for the benefit of the Company as a fiduciary, nor disclose to any person or party, except on a need to know basis for the benefit of the Company, any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Director has, or is given (or has had or been given), access as a result of this engagement and the relationship between the Company and Director. In rightfully disclosing Confidential Information under this Agreement, Director will not do so without appropriate protective treatment of the applicable Confidential


                50 Castilian Dr. Suite A Santa Barbara, CA 93117
                    P (805) 683-ROAM (7626) F (805) 964-6968
                            www.ROAMINGMESSENGER.com

Information prior to its disclosure. Section 4 of this Agreement shall survive the termination of this Agreement

Section 5.        INDEPENDENT CONTRACTOR

         (a) Director acknowledges that in performing services pursuant to this Agreement, Director (a) shall be an independent contractor and not an employee of the Company, (b) shall not be entitled to participate in any fringe benefit programs established by the Company for the benefit of its employees, and (c) shall be solely responsible for paying prior to delinquency, and shall indemnify, defend, and hold the Company free and harmless from and against, all income taxes, self-employment taxes, and other taxes (including any interest and penalties with respect thereto) imposed on the fees and expense reimbursements paid by the Company to Director pursuant to this Agreement.

Section 6.        TERMINATION

         Either party may terminate this agreement upon 30 days prior written notice to the other party.

Section 7.        GENERAL PROVISIONS

         (a) This Agreement (i) represents the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, whether written or oral, regarding the subject matter hereof, and (ii) may not be modified or amended, except by a written instrument, executed by the party against whom enforcement of such amendment may be sought. Notwithstanding the foregoing, Director shall have such duties and obligations, and shall have such rights, as are available under the Company's articles of incorporation and bylaws and applicable provisions of Nevada law for directors of corporations organized under Nevada law.

         (b) This agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to choice of law rules or the principles of conflict of laws. Venue for any action brought regarding the interpretation or enforcement of this engagement shall lie exclusively in Santa Barbara County, California.



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                50 Castilian Dr. Suite A Santa Barbara, CA 93117
                    P (805) 683-ROAM (7626) F (805) 964-6968
                            www.ROAMINGMESSENGER.com


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Please  confirm the  foregoing is in  accordance  with your  understandings  and agreements with the Company by signing below. Accepted and agreed as of the date first written above;


COMPANY                                       DIRECTOR
Roaming Messenger Inc.                        Kin Ng


By                                            By:
   ------------------------                     -------------------------
   Louie Ucciferri, as Chairman                 Kin Ng

                                                Cerritos, CA 90703
Roaming Messenger Inc.
50 Castilian Dr. Suite A
Goleta, CA 93117

Date     10/16/2006                           Date       10/16/2006
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                50 Castilian Dr. Suite A Santa Barbara, CA 93117
                    P (805) 683-ROAM (7626) F (805) 964-6968
                            www.ROAMINGMESSENGER.com